UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 28, 2016

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On July 28, 2016, Columbia Sportswear Company entered into, effective as of June 30, 2016, an eighth amendment (the “Amendment”) to its Credit Agreement dated June 15, 2010, as amended, with Wells Fargo Bank, National Association, as the administrator for the lenders and as a lender, and Bank of America, N.A., as a lender. The Amendment clarifies the Indebtedness negative covenant to include an exception for intercompany indebtedness, and is retroactively effective as of June 15, 2010.
The Amendment, filed as exhibit 10.1 to this Form 8-K, is incorporated into this Item 1.01 by reference.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information disclosed under Item 1.01 is incorporated into this Item 2.03 by this reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1
Eighth Amendment to Credit Agreement, effective as of June 30, 2016, among Columbia Sportswear Company, Wells Fargo Bank, National Association, as the administrator for the lenders and as a lender, and Bank of America, N.A., as a lender.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: August 1, 2016	By:	/S/ THOMAS B. CUSICK
Thomas B. Cusick
Executive Vice President of Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1
Eighth Amendment to Credit Agreement, effective as of June 30, 2016, among Columbia Sportswear Company, Wells Fargo Bank, National Association, as the administrator for the lenders and as a lender, and Bank of America, N.A., as a lender.